Exhibit 99.1

IGATE Reports 10.1% increase in Revenues; 3.2% sequential

BRIDGEWATER, NJ – July 16, 2014

IGATE Corporation (“IGATE” or the “Company”) (NASDAQ: IGTE), the New Jersey-headquartered integrated technology and operations solutions provider, today announced its financial results for the second quarter and six months ended June 30, 2014.

Second Quarter Highlights

•	Revenues were $ 311.7 million

•	Increased 10.1% compared to $283.3 million in the second quarter of 2013

•	Increased 3.2% sequentially compared to $302.2 million in the first quarter of 2014

•	Gross margin was 36.6%

•	Compared to 37.9% in the second quarter of 2013

•	Compared to 37.5 % in the first quarter of 2014

•	Adjusted EBITDA was $70.0 million

•	Compared to $66.2 million in the second quarter of 2013

•	Compared to $75.2 million in the first quarter of 2014

•	Net Income was $3.1 million (after a one-time charge of $51.8 million arising from the extinguishment of debt)

•	Compared to $30.0 million in the second quarter of 2013

•	Compared to $31.6 million in the first quarter of 2014

•	Non GAAP diluted Earnings per share were $0.48

•	Compared with $0.44 in the second quarter of 2013

•	Compared with $0.45 per share in the first quarter of 2014

•	Diluted earnings per share were $(0.07) GAAP (after a one-time charge of $51.8 million arising from the extinguishment of debt)

•	Compared to $0.28 GAAP in the second quarter of 2013

•	Compared to $0.29 GAAP in the first quarter of 2014

•	The Company added nine new clients including five Global 2000 companies during the second quarter

•	As of June 30, 2014, the Company had 32,742 employees with a net addition of 1,907

Ashok Vemuri, President and Chief Executive Officer, IGATE said, “I am excited with the traction my team is making in the market. We had a strong quarter in revenue growth and we continue to make steady progress on large deal pursuits. The partnership that we entered with a North American insurance major this quarter is testimony to our ability to be a transformational player and validates our continuing investment in building industry-leading solutions.”

“Our new brand identity and redesigned value proposition has resonated well with all our stakeholders. We continue to invest in technology and process capabilities with specific focus on our Digital Practice. The verticalization strategy we implemented at the beginning of the year has started yielding dividends with overall growth across industry segments.” he added.

Sujit Sircar, Chief Financial Officer, IGATE said, “We successfully refinanced the high yield bonds placed in 2011 at a much lower interest cost subsequent to the rating upgrades from S&P and Moody’s. This has enabled us to reduce more than $50 million in interest cost annually on a Q1 run rate basis.”

“We are happy to have maintained our margin levels despite the salary increase this quarter; however we are closely watching the forex headwinds with the appreciation of the Rupee against the U.S. Dollar,” he added.

Second Quarter 2014 Operating Results

Results for the three and six months ended June 30, 2014 and 2013 respectively, on a GAAP and non-GAAP basis are provided in the table below.

	Q2 FY’14	Q2 FY’13	Y/Y	Six months ended FY’14	Six months ended FY’13	Y/Y
Net revenue ($Millions)	311.7	283.3	10.1%	614.0	558.2	10.0%
Operating margin ($Millions)	57.8	49.6	16.6%	119.0	102.2	16.5%
GAAP net income ($Millions)	3.1	30.0	(89.6)%	34.7	64.7	(46.3)%
GAAP diluted EPS ($)	(0.07)	0.28	(125.0)%	0.22	0.62	(64.5)%
Adjusted EBITDA ($Millions)	70.0	66.2	5.7%	145.2	131.8	10.2%
Non-GAAP net income ($Millions)	39.5	34.5	14.5%	75.9	74.4	2.1%
Non-GAAP diluted EPS ($)	0.48	0.44	9.1%	0.93	0.95	(2.1)%

Key contracts won during the Second Quarter

•	A leading North American medical device company in the area of cardiac rhythm management has selected IGATE to develop a next-generation product platform. In a multi-year engagement, IGATE will design, develop and test FDA Class III software platforms and applications. This software is focused on significantly improving access to clinical data resulting in improved physician productivity, expedited clinical decision-making, and improved overall patient care at reduced costs.

•	IGATE formed a business relationship with one of the leading commercial insurance companies in the U.S. As part of the multi-year relationship, IGATE will implement transformational technology and best practice processes to advance the evolution of the client’s current operations in the Long Term Care (LTC) business. Through a collaborative process, the client will design and implement a new operating model for claim and policyholder administrative services. IGATE will administer the client’s LTC business through its proprietary and differentiated IGATE Business Administrative Solution (IBAS).

•	A leading American healthcare technology company dealing with hospital hygiene and infection prevention has selected IGATE to help design Web-based applications and a suite of mobile applications on Android and iOS to be used by healthcare providers. These applications are expected to reduce incidents of hospital-acquired infections and any resulting re-admissions.

•	An American sports clothing and accessories company in the business of making the world’s most innovative performance gear for athletes, signed up with IGATE as its strategic partner to contribute to their growth strategy. As part of the multi-million multi-year engagement, IGATE will facilitate multiple levers at a process and technology level to drive increased operational efficiency year over year. IGATE will also implement enterprise systems across global locations providing for a robust omni-channel environment for the client.

•	IGATE has signed up with a North America based leading medical device company in radiology imaging to provide technical writing services. As part of this engagement, IGATE will work with the client’s services organization to create a hub for all product documentation needs for a wide range of medical device products sold across the globe in compliance with the local documentation standards. This engagement is expected to provide users with a high quality product documentation management system resulting in positive user experience and enhanced efficiency.

•	A large midstream energy company based in North America dealing with the transmission, storage and distribution of oil and gas has selected IGATE for a large scale enterprise systems integration program. As part of the engagement, IGATE will consolidate multiple instances of the client’s enterprise systems into a single SAP system. IGATE will also provide project planning and testing services as part of this program.

•	A leading retail financing company based in North America has extended its contract with IGATE for a strategic IT Services partnership. In a multi-million dollar engagement, IGATE will provide application development and maintenance services for the client’s mission critical systems ranging from credit application processing to collections and recovery. This will enable the client to provide customized private label credit programs to major retailers and financial services to consumers through certificate of deposits.

Key Highlights and Recognitions during the Second Quarter

•	IGATE announced a brand change with the unveiling of a new logo designed to showcase the Company’s refreshed vision, mission and core values.

•	Ranked among Global “High Performers” in the HfS Enterprise Mobility Services Blueprint Report 2014.

•	Received the 2014 Global Customer Value Leadership Award in Product Engineering Services, presented by Frost & Sullivan.

•	IGATE’s new delivery center was opened in Budapest, Hungary. This will add to the existing delivery capacity in Stockholm, Sweden to service European customers.

•	Phase 6 of IGATE’s Bangalore campus was inaugurated. The new building has a seating capacity of 1,400.

•	IGATE and XTEL, the leading provider of sales automation solutions for the consumer goods industry, announced a partnership to deliver comprehensive sales solutions to the consumer goods industry in the United States and Canada.

•	IGATE and OpenSpan, Inc. announced a new partnership to utilize OpenSpan Desktop Automation and Activity Intelligence to enhance its contact center operations and consulting services to customers in North America and Europe.

•	IGATE announced the launch of the comprehensive IGATE After Sales Service solution. This SAP-based solution empowers organizations to deliver post-sales customer service, to enrich the customer experience and drive customer loyalty, which can lead to higher customer satisfaction and retention.

•	IGATE won the Madras Management Association’s Award for Managerial Excellence in the services category. The award recognizes companies in India across industries for their business philosophies over their years of existence.

•	IGATE Corporation Annual Report 2013 won the Gold Award in the Technology and IT Services category in the prestigious LACP Annual Report Competition. IGATE also won Best In-House Honors Award for the Asia Pacific Region and was recognized for developing one of the top 80 Annual Reports in the Asia Pacific Region.

Conference Call and Webcast

IGATE has scheduled its Earnings Conference Call on Wednesday, July 16, 2014 to discuss the results of its second quarter ended June 30, 2014. Senior management of the company will discuss the financial performance for the quarter and answer participants’ questions during the call.

Time Toll Free (U.S.) Toll (U.S.) Toll Free (India)	: 08:00 – 9:00 am Eastern Time : 877-407-8037 : 201-689-8037 : 000-800-852-1477

The call will be webcast live on IGATE’s website (www.igate.com) on the Investor Relations page under the ‘Events’ section. Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the IGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 13585487. The telephonic replay will be available until July 30, 2014.

About IGATE

IGATE is a global leader in providing integrated technology and operations-based solutions, headquartered in Bridgewater, New Jersey. As a trusted partner to corporations in North America, Europe and Asia Pacific, IGATE provides solutions to clients’ business challenges by leveraging its technology and process capabilities, underwritten by an understanding of domain and industry imperatives. With revenues over US$1.1 billion, and a global employee talent capital of over 32,000, IGATE offers productized applications and platforms that provide the necessary competitive and innovation edge to clients across industries, through a combination of speed, agility and imagination. IGATE is listed on NASDAQ under the symbol IGTE.

Follow IGATE on Twitter: @IGATE_Corp

IGATE on Facebook: www.facebook.com\igateofficial

Communication Coordinates

Investor Contact	Media Contact
Salil Ravindran +1 510 298 8400 Salil.Ravindran@IGATE.com	Prabhanjan Deshpande “PD” +91 80 4104 5006 PD@IGATE.com

Regional Media Contacts

North America	Europe
Meagan Ostrowski Gutenberg Communications +1 (212) 810-4394 Meagan@gutenbergpr.com	Olivia Benjamin Gutenberg Communications +44-78-2499-7666 Olivia@gutenbergpr.com

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

IGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with IGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate IGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

IGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by IGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by the Management in connection with IGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•	Amortization of intangible assets: Intangible assets primarily comprise of customer relationships. We incur charges relating to the amortization of these intangibles. These charges are included in our GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. We exclude these charges for purposes of calculating these non-GAAP measures.

•	Stock-based compensation: Although stock-based compensation is an important component of the compensation of IGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of IGATE’s core business.

•	Foreign exchange (gain)/loss: From time to time, the Company recognizes foreign currency losses on re-measurement of escrow account balance and foreign exchange gains on re-measurement of redeemable non-controlling interest liability. IGATE believes that eliminating these non-capitalized items for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current performance and comparisons to its past performance.

•	Delisting expenses: We voluntarily delisted the equity shares of our majority owned subsidiary, IGATE Computer Systems Limited from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. IGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of its current operating performance and comparisons to its past operating performance.

•	Merger and reorganization expenses: IGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. IGATE believes that eliminating these expenses for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE's current operating performance and comparisons to its past operating performance.

•	Preferred dividend and accretion to preferred stock: IGATE has issued 8.00% Series B Preferred Stock. IGATE also incurred issuance costs, which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. Although, the effect of inclusion of equivalent units of common stock towards convertible participating preferred stock is anti-dilutive for GAAP purposes, the non-GAAP diluted earnings per share has been calculated assuming the conversion of all outstanding shares of preferred stock into equivalent units of common stock. IGATE believes that eliminating these expenses as well as inclusion of equivalent units of common stock towards the preference shares to compute diluted earnings per share for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of IGATE's current operating performance and comparisons to its past operating performance.

•	Loss on extinguishment of Debt: IGATE has extinguished Debt prior to its scheduled maturity which has resulted in non-operating expenses which otherwise would not have been incurred. Debt extinguishment related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of the extinguishment premium paid as well as the write-off of unamortized debt issuance costs. These expenses are inconsistent and of a non-recurring nature and IGATE believes that eliminating them for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE's current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that IGATE may exclude in presenting its financial results.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding the business outlook, and the expected performance of the Company’s products and services for its clients, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertain global economic conditions, concentrated revenues, new organizational and operational strategies, continued pricing pressures and the significant indebtedness which will use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 as well as the Company’s other reports filed with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While the Company believes these estimates to be accurate, actual results may differ materially from those contained in the forward-looking statements in this press release. These amounts could also differ materially from actual reported amounts in the Company’s quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Company assumes no obligation and does not intend to update these forward-looking statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

IGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2014 (unaudited)	December 31, 2013 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$128,507	$204,836
Restricted cash	—	360,000
Short-term investments	150,864	181,401
Accounts receivable, net of allowances of $3,272 and $4,103, respectively	169,756	157,905
Unbilled revenues	78,660	61,424
Prepaid expenses and other current assets	39,554	44,492
Prepaid income taxes	20,544	838
Deferred tax assets	1,996	10,235
Foreign exchange derivative contracts	5,756	836
Receivable from related parties	7,331	4,046

Total current assets	602,968	1,026,013
Deposits and other assets	22,480	24,930
Prepaid income taxes	32,552	32,160
Property and equipment, net of accumulated depreciation of $121,965 and $108,084, respectively	201,400	165,581
Leasehold land	77,798	76,732
Deferred tax assets	15,562	15,153
Goodwill	450,655	438,891
Intangible assets, net	117,153	119,262

Total assets	$1,520,568	$1,898,722

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,276	$9,268
Line of credit	52,000	52,000
Senior Notes	—	360,000
Term loans	90,000	90,000
Accrued payroll and related costs	48,301	57,093
Other accrued liabilities	76,499	79,785
Accrued income taxes	3,049	5,802
Foreign exchange derivative contracts	583	909
Deferred revenue	19,455	17,776

Total current liabilities	300,163	672,633
Other long-term liabilities	5,420	3,532
Senior notes	325,000	410,000
Term Loans	270,000	270,000
Accrued income taxes	20,084	13,936
Deferred tax liabilities	35,199	41,717

Total liabilities	955,866	1,411,818

Series B Preferred stock , without par value	427,184	410,371

Shareholders’ equity:
Common Stock, par value $0.01 per share	599	594
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	217,232	204,143
Retained earnings	286,669	268,750
Accumulated other comprehensive loss	(357,482)	(387,115)

Total IGATE Corporation shareholders’ equity	132,304	71,658
Non controlling interest	5,214	4,875

Total equity	137,518	76,533

Total liabilities, preferred stock and shareholders’ equity	$1,520,568	$1,898,722

IGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended		Six Months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$311,745	$283,268	$613,951	$558,186
Cost of revenues (exclusive of depreciation and amortization)	197,733	175,771	386,513	346,010

Gross margin	114,012	107,497	227,438	212,176
Selling, general and administrative expense	47,508	49,350	90,169	92,142
Depreciation and amortization	8,718	8,595	18,276	17,866

Income from operations	57,786	49,552	118,993	102,168
Loss on extinguishment of debt	(51,760)	—	(51,760)	—
Other income (loss), net	(5,839)	(4,712)	(21,910)	(7,608)

Income before income taxes	187	44,840	45,323	94,560
Income tax expense (benefit)	(3,027)	14,867	10,398	29,827

Net income before non- controlling interest	3,214	29,973	34,925	64,733
Non controlling interest	98	—	193	—

Net income attributable to IGATE Corporation	3,116	29,973	34,732	64,733
Accretion to Preferred Stock	145	120	284	235
Preferred dividend	8,390	7,752	16,529	15,252

Net (loss) income attributable to IGATE common shareholders	$(5,419)	$22,101	$17,919	$49,246

IGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
PARTICULARS		2014	2013	2014	2013
Net income (loss) attributable to IGATE common shareholders		$(5,419)	$22,101	$17,919	$49,246
Add: Dividends on Series B Preferred Stock		8,390	7,752	16,529	15,252

		2,971	29,853	34,448	64,498
Less: Dividends on
Series B Preferred Stock	[A]	8,390	7,752	16,529	15,252

Undistributed Income (loss)		$(5,419)	$22,101	$17,919	$49,246

Allocation of Undistributed Income (loss)
Common stock	[B]	(3,987)	16,479	13,184	36,718
Unvested restricted stock	[C]	—	6	—	14
Series B Preferred Stock	[D]	(1,432)	5,616	4,735	12,514

		$(5,419)	$22,101	$17,919	$49,246

Shares outstanding for allocation of undistributed income:
Common stock		58,864	57,301	58,864	57,301
Unvested restricted stock		—	23	—	23
Series B Preferred Stock		21,139	19,529	21,139	19,529

		80,003	76,853	80,003	76,853

Weighted average shares outstanding:
Common stock	[E]	58,836	57,288	58,762	57,403
Unvested restricted stock	[F]	—	23	—	23
Series B Preferred Stock	[G]	21,139	19,529	21,139	19,529

		79,975	76,840	79,901	76,955

Weighted average common stock outstanding		58,836	57,288	58,762	57,403
Dilutive effect of stock options and restricted shares outstanding		1,856	1,611	1,857	1,683

Dilutive weighted average shares outstanding	[H]	60,692	58,899	60,619	59,086

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$0.40	$0.40	$0.78	$0.79
Undistributed earnings per share:
Common stock	[J=B/E]	($0.07)	$0.29	$0.22	$0.65
Unvested restricted stock	[K=C/F]	—	$0.29	—	$0.65
Series B Preferred Stock	[L=D/G]	($0.07)	$0.29	$0.22	$0.65
Earnings per share - Basic
Common stock	[J]	($0.07)	$0.29	$0.22	$0.65
Unvested restricted stock	[K]	—	$0.29	—	$0.65
Series B Preferred Stock	[I+L]	$0.33	$0.69	$1.00	$1.44
Earnings per share - Diluted	[[B+C]/H]	($0.07)	$0.28	$0.22	$0.62

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 21.1 million and 19.5 million for the three and six months ended June 30, 2014 and 2013, respectively. These shares were excluded from the computation of diluted earnings per share because they were anti-dilutive.

IGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2014	2013	2014	2013
Net income	$3,214	$29,973	$34,925	$64,733
Adjustments:
Depreciation and amortization	8,718	8,595	18,276	17,866
Interest expenses	12,196	24,112	35,825	46,769
Income tax expense	(3,027)	14,867	10,398	29,827
Other income, net	(3,640)	(17,417)	(10,994)	(34,697)
Foreign exchange gain	(2,717)	(1,983)	(2,921)	(4,464)
Stock-based Compensation	3,519	3,240	7,816	6,365
Loss on Extinguishment of debt	51,760	—	51,760	—
Delisting expenses	—	—	—	93
Merger and reorganization expenses	—	4,845	130	5,264

Adjusted EBITDA (a non-GAAP measure)	$70,023	$66,232	$145,215	$131,756

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

IGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2014	2013	2014	2013
GAAP Net income attributable to IGATE common shareholders	$(5,419)	$22,101	$17,919	$49,246
Adjustments:
Preferred dividend and accretion to preferred stock	8,535	7,872	16,813	15,487
Amortization of Intangible assets	2,701	2,692	5,281	5,440
Stock-based Compensation	3,519	3,240	7,816	6,365
Delisting expenses	—	—	—	93
Merger and reorganization expenses	—	4,845	130	5,264
Foreign exchange loss on acquisition hedging and remeasurement	—	88	—	489
Forfeiture of vested stock options	—	(3,005)	—	(3,005)
Loss on Extinguishment of debt	51,760	—	51,760	—
Income tax adjustments	(21,574)	(3,327)	(23,817)	(5,008)

Non-GAAP Net income attributable to IGATE common shareholders	$39,522	$34,506	$75,902	$74,371

Weighted average shares outstanding, Basic	58,836	57,311	58,762	57,426
Add: assumed preferred stock conversion	21,139	19,529	21,139	19,529

Non-GAAP weighted average shares outstanding , Basic	79,975	76,840	79,901	76,955

Weighted average dilutive common shares outstanding	60,692	58,899	60,619	59,086
Add: assumed preferred stock conversion	21,139	19,529	21,139	19,529

Weighted average dilutive common equivalent shares outstanding	81,831	78,428	81,758	78,615

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$(0.07)	$0.29	$0.22	$0.65
Preferred dividend and accretion to preferred stock	0.11	0.10	0.21	0.20
Amortization of Intangible assets	0.03	0.04	0.07	0.08
Stock-based Compensation	0.04	0.04	0.10	0.08
Delisting expenses	—	—	—	0.00
Merger and reorganization expenses	—	0.06	0.00	0.06
Foreign exchange loss on acquisition hedging and remeasurement	—	(0.00)	—	0.00
Forfeiture of vested stock options	—	(0.04)	—	(0.04)
Loss on Extinguishment of debt	0.65	—	0.65	—
Income tax adjustments	(0.27)	(0.04)	(0.30)	(0.06)

Basic EPS (Non-GAAP)	$0.49	$0.45	$0.95	$0.97

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP)	$(0.07)	$0.28	$0.22	$0.62
Preferred dividend and accretion to preferred stock	0.11	0.10	0.21	0.20
Amortization of Intangible assets	0.03	0.04	0.06	0.08
Stock-based Compensation	0.04	0.04	0.10	0.08
Delisting expenses	—	—	—	—
Merger and reorganization expenses	—	0.06	0.00	0.07
Foreign exchange loss on acquisition hedging and remeasurement	—	(0.00)	—	—
Forfeiture of vested stock options	—	(0.04)	—	(0.04)
Loss on Extinguishment of debt	0.63	—	0.63	—
Income tax adjustments	(0.26)	(0.04)	(0.29)	(0.06)

Diluted EPS (Non-GAAP)	$0.48	$0.44	$0.93	$0.95

Non-GAAP Disclosure of Adjusted EBITDA

IGATE presents Adjusted EBITDA as a supplemental measure of its performance. We define Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/loss, (vi) stock-based compensation (vii) delisting expenses, (viii) merger and reorganization expenses and (ix) loss on extinguishment of debt. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure; and

•	Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.